UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2023

Enviri Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2023, Enviri Corporation (the “Company”) announced Mr. Tom G. Vadaketh will be appointed as Senior Vice President and Chief Financial Officer, effective October 16, 2023. Mr. Vadaketh will succeed Mr. Peter Minan, who previously announced plans to retire and has been serving as the Company’s Interim Senior Vice President and Chief Financial Officer.

Mr. Tom Vadaketh, age 61, most recently served as Chief Financial Officer of Bausch Health Companies Inc., a $4.5 billion pharmaceutical and medical aesthetics company. Prior to joining Bausch Health Companies Inc. in January 2022, he was the Chief Financial Officer of eResearchTechnology, Inc., a global company specializing in clinical services serving the life science industry, from September 2018 to December 2021. He began his career at Deloitte & Touche LLP and held several senior financial positions across many countries at Procter & Gamble Company and Tyco International, Ltd. Mr. Vaaketh has also been Chief Financial Officer of various public and privately held businesses. Mr. Vadaketh is a Chartered Accountant (ACA) from the Institute of Chartered Accountants in England and Wales and a Certified Public Accountant in the United States. He received an MBA from the University of Manchester (UK).

In connection with his employment, Mr. Vadaketh will receive the following compensation:
1.Annual base salary rate of $625,000.
2.Eligibility to participate in the Company’s annual incentive plan commencing in the 2023 calendar year at a target award of 80% of base salary, with a maximum award of 160% of base salary.
3.Eligibility to participate in the Company’s long-term incentive program (“LTIP”) commencing in the 2024 calendar year at a target level of 250% of base salary. The current LTIP provides a combination of restricted stock units (“RSUs”), stock appreciation rights, and performance share units.
4.Sign-on cash bonus of $720,000, with $500,000 payable within 30 days of the date Mr. Vadaketh begins service with the Company and the remaining $220,000 payable after six months of his start date, subject to pro-rated repayment if Mr. Vadaketh terminates his employment with the Company within two years.
5.Subject to the approval of the Company’s Board of Directors, a sign-on grant of RSUs with a value equal to $1,500,000. The RSUs will vest one-third on each anniversary date of the grant date in 2024, 2025, and 2026.
6.Eligibility for the Company’s standard health and welfare benefits program (plus 20 days of vacation per year, pro-rated for 2023).

In addition, Mr. Vadaketh will enter into the Company’s standard confidentiality and non-competition agreements, as well as the Company’s standard change of control severance agreement. Mr. Vadaketh will be subject to share ownership requirements equal to three times his base salary in accordance with the Company’s stock ownership guidelines.

A copy of the press release, dated September 18, 2023, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release, dated September 18, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: September 19, 2023	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary